EXHIBIT 10.9

HORMEL FOODS CORPORATION
NONEMPLOYEE DIRECTOR DEFERRED STOCK PLAN
(Plan Adopted October 4, 1999; Amended and Restated November 24, 2003)

1.             Purpose of the Plan.  The purpose of the Hormel Foods Corporation Nonemployee Director Deferred Stock Plan (the “Plan”) is to provide an opportunity for nonemployee members of the Board of Directors (the “Board”) of Hormel Foods Corporation (the “Company”) to increase their ownership of the Common Stock, par value $.0586 per share, of the Company (“Common Stock”), and thereby align their interest in the long-term success of the Company with that of the other stockholders of the Company.  This will be accomplished by allowing each participating director to elect voluntarily to defer all or a portion of his or her retainer and meeting fees into the right to receive shares of Common Stock at a later date pursuant to elections made by such director under this Plan.

2.             Eligibility.  Individuals who are members of the Board of the Company (“Directors”) and who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan (“Eligible Directors”).

3.             Administration.  This Plan will be administered by the Compensation Committee of the Board (the “Committee”), which is composed solely of two or more Nonemployee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  All questions of interpretation of this Plan will be determined by the Committee, and each determination, interpretation or other action that the Committee makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons.  The Committee will not be liable for any action or determination made in good faith with respect to this Plan.

4.             Election to Defer Receipt of Retainer and Fees.

4.1           Election to Defer Cash Compensation.  Each Eligible Director who decides to participate in this Plan (a “Participating Director”) may irrevocably elect to defer receipt of cash equal to 25%, 50%, 75% or 100% of the annual cash retainer (“Retainer”) payable to that Director for services to be rendered as a Director in the “Plan Year” (as defined below) following such election and 25%, 50%, 75% or 100% of the meeting fees payable for attendance at Board meetings or meetings of Committees of the Board (“Meeting Fees”) otherwise payable to such Director for services performed after the effective date of the Deferral Election (as defined in Section 4.2).  As of the date of adoption of this Plan, Eligible Directors are customarily paid the Retainer one-half on February 1 and one-half on August 1 of each year, and Meeting Fees are paid on the day of the meeting.  As used herein, “Plan Year” means the approximately 12-month period which runs from the election of Directors at the annual meeting of stockholders of the Company until the next meeting of stockholders at which Directors are elected by stockholders of the Company.  The amounts to be deferred will be in the form of Common Stock units credited to an account for the Participating Director (a “Deferred Stock Account”).  No shares of Common Stock will be issued to a Participating Director until he or she receives a payment under the Plan pursuant to Section 6.

4.2           Manner of Making Deferral Election.  A Participating Director may elect to defer payment of Retainer and Meeting Fees pursuant to this Plan by filing, no later than January 15 of each year (or by such other date as the Committee shall determine), an irrevocable election with the Committee on a form provided for that purpose (“Deferral Election”).  The Deferral Election shall be effective with respect to the Retainer and Meeting Fees otherwise payable during the first calendar quarter of the following Plan Year unless the Participating Director shall revoke or change the election in accordance with the procedure set forth in Section 4.6.  The Deferral Election form shall specify an amount to be deferred expressed as a percentage of the Participating Director’s Retainer and Meeting Fees.

4.3           Credits to Deferred Stock Account for Deferrals.  On the last business day of each calendar quarter of the Plan Year (the “Credit Date”),  a Participating Director shall receive a credit to his or her Deferred Stock Account.  The amount credited shall be in the form of stock units in a number equal to the number of shares of Common Stock (rounded to the nearest one-hundredth of a share) determined by dividing (i) the product of an amount equal to the Retainer and Meeting Fees specified for deferral that would otherwise have been paid to the Participating Director for the applicable calendar quarter multiplied by 105% by (ii) the Fair Market Value of one share of Common Stock on the Credit Date.

4.4           Dividend Credit.  Each time a dividend is paid on the Common Stock, the Participating Director shall receive a credit of stock units to his or her Deferred Stock Account equal to either the number of shares (if a stock dividend is paid) or that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date (if a cash dividend is paid) equal to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of stock units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

4.5           Fair Market Value.  For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Company’s Common Stock on the New York Stock Exchange-Composite Transactions (or such other principal stock exchange on which the Common Stock may then be listed) on the last business day of the applicable calendar quarter of the Plan Year for credits under Section 4 or the applicable payment date pursuant to Section 6.

4.6           Change in Election.  Each Participating Director may irrevocably elect in writing to change an earlier Deferral Election, either to change the percentage of such Director’s Retainer and Meeting Fees to be deferred or to discontinue making deferrals and currently receive the entire Retainer and Meeting Fees in cash (an “Amended Election”).  Such Amended Election shall not become effective until the first calendar quarter of the Plan Year commencing after the date of receipt of such Amended Election by the Company.

4.7           Termination of Service as a Director.  If a Participating Director leaves the Board before the conclusion of any Plan Year calendar quarter, he or she will be paid the quarterly installment of the Retainer and Meeting Fees entirely in cash, notwithstanding that a Deferral Election or Amended Election is on file with the Committee.  The date of termination of a Participating Director’s service as a Director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company or the Board.

5.             Shares Available for Issuance.

5.1           Maximum Number of Shares Available.  Subject to adjustment pursuant to Section 5.2, the maximum number of shares of Common Stock that shall be available for issuance under this Plan shall be 300,000.  Shares issuable under this Plan may be either authorized but unissued shares, shares held in the treasury of the Company or shares acquired on the open market or otherwise.

5.2           Adjustments to Shares.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment will be made in the number and/or kind of securities available for issuance under this Plan to prevent either the dilution or the enlargement of the rights of the Eligible Directors and Participating Directors.

6.             Deferral Payment.

6.1           Election Regarding Form of Deferral Payment.  At the time of making the Deferral Election, each Participating Director shall also complete a deferral payment election specifying one of the payment options described in Sections 6.2 and 6.3, and the year following termination of service as a Director in which amounts credited to the Participating Director’s Deferred Stock Account shall be paid in a lump sum pursuant to Section 6.2, or in which installment payments shall commence pursuant to Section 6.3.  The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account.  The Participating Director may change the deferral payment election by means of a subsequent deferral payment election in writing that will take effect for deferrals credited after the date the Company receives such subsequent deferral payment election.

6.2           Payment of Deferred Stock Accounts in a Lump Sum.  Unless a Participating Director elects to receive payment of his or her Deferred Stock Account in installments as described in Section 6.3, credits to a Participating Director’s Deferred Stock Account shall be payable in full on February 15 of the year following the Participating Director’s termination of service on the Board (or the first business day thereafter) or such other later date as elected by the Participating Director pursuant to Section 6.1.  All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each stock unit credited to the Participating Director’s Deferred Stock Account, plus cash in lieu of any fractional share.  Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 11), credits to a Participating Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the Participating Director or the Participating Director’s beneficiary or estate,  as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

6.3           Payment of Deferred Stock Accounts in Installments.  A Participating Director may elect to have his or her Deferred Stock Account paid in annual installments commencing the year following termination of service as a Director or commencing in a later year as elected by the Participating Director pursuant to Section 6.1.  All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each stock unit credited to the Participating Directors Deferred Stock Account, plus cash in lieu of any fractional share.  All installment payments shall be made annually on February 15 of each year (or the first business day thereafter).  The amount of each installment payment shall be computed as the number of shares credited to the Participating Director’s Deferred Stock Account on the relevant installment payment date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed five) minus the number of installments previously paid.  Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of stock units then credited to the Participating Director’s Deferred Stock Account, together with cash in lieu of any fractional share.  Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 11),  credits to a Participating Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the Participating Director or the Participating Director’s beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

7.             Limitation on Rights of Eligible and Participating Directors.

7.1           Service as a Director.  Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its stockholders to remove an Eligible Director or Participating Director from the Board.  Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company’s Board or its stockholders have retained or will retain an Eligible Director or Participating Director for any period of time or at any particular rate of compensation.

7.2           Nonexclusivity of the Plan.  Nothing contained in this Plan is intended to effect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

8.             Plan Amendment, Modification and Termination.  The Board may suspend or terminate this Plan at any time.  The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests.

9.             Effective Date and Duration of the Plan.  This Plan shall become effective as of the date the Board approves this Plan and will continue until the earlier to occur of (i) the termination of the Plan by Board or (ii) the tenth anniversary of the date of approval of this Plan by the Board.

10.           Participants Are General Creditors of the Company.  The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. Although the Company expects to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

11.           Change of Control.  “Change of Control” means any one of the following events:

(a)           The acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) the Exchange Act, other than The Hormel Foundation, the Company or any of its wholly owned subsidiaries, or any employee benefit plan of the Company and/or any of its wholly owned subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as defined below); or

(b)           Individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Board) shall be, for purposes of this Plan, considered as a Continuing Director; or

(c)           Approval by the stockholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by three-quarters of the Continuing Directors; or

(d)           The first purchase under any tender offer or exchange offer (other than an offer by the Company or any of its wholly owned subsidiaries) pursuant to which shares of Common Stock are purchased; or

(e)           Any other event that a majority of the Continuing Directors in its sole discretion shall determine constitutes a Change of Control.

12.           Miscellaneous.

12.1         Securities Law and Other Restrictions.  Notwithstanding any other provision of this Plan or any Deferral Election or Amended Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

12.2         Governing Law.  The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the internal laws (without regard to conflict of laws principles) of the State of Delaware.